AMENDMENT 5 TO
                             PARTICIPATION AGREEMENT

                                      Among

                          PUTNAM CAPITAL MANAGER TRUST
                      (now known as Putnam Variable Trust)

                            PUTNAM MUTUAL FUNDS CORP.

                                       and

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY



THIS AMENDMENT 5 TO PARTICIPATION AGREEMENT ("Amendment 5") is made and entered into this 16h day of July, 1999 by and among Putnam Variable Trust (formerly Putnam Capital Manager Trust) (the "Fund"); Putnam Mutual Funds Corp. (the "Distributor"); and American Enterprise Life Insurance Company (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 16, 1995, as amended April 30, 1997, October 30, 1997, August 21, 1998 and June 15, 1999 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement to add an Authorized Fund, to allow new flexible premium variable annuities and a new flexible premium variable life insurance policy to invest in the Authorized Funds and to permit the Company to use the new names of the Fund in connection with marketing the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

1. Amendment to Section 4.6. Section 4.6 is hereby deleted in its entirety and replaced with the following:

     The Trust and the Underwriter hereby consent to the Company's use of the names "Putnam," "Putnam Variable Trust" and "Putnam VT" in connection with marketing the Contracts, subject to the terms of Sections 4.1 and 4.2. Such consent shall terminate with the termination of this Agreement.

2. Amendment to Schedule A. In accordance with the terms of the Agreement, the parties hereby amend Schedule A to read as follows:

                                   Schedule A

                                    Contracts

American Enterprise Variable Annuity Account, established July 15, 1987.

         AEL Personal Portfoliosm and AEL Personal Portfolio Plus offer the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IA Shares Putnam VT Growth and Income Fund - Class IA Shares Putnam VT New Opportunities Fund - Class IA Shares Putnam VT High Yield Fund
                  - Class IA Shares

         AEL Personal Portfolio Plus2 offers the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IB Shares Putnam VT Growth and Income Fund - Class IB Shares Putnam VT High Yield Fund - Class IB Shares Putnam VT Voyager Fund - Class IB Shares

         AEL  Preferredsm,   distributed   through  TCF,  offers  the  following
         Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund - Class IA Shares Putnam VT Growth and Income Fund - Class IA Shares Putnam VT New Opportunities Fund - Class IA Shares Putnam VT Voyager Fund - Class IA Shares Putnam VT Global Growth Fund - Class IA Shares

         American Express Platinum Variable Annuitysm offers the following Authorized Funds as investment options:

                  Putnam VT Growth & Income Fund - Class IB Shares
                  Putnam VT International Growth & Income Fund - Class IB Shares Putnam VT Vista Fund - Class IB Shares

         American Express Signature Variable Annuitysm offers the following Authorized Funds as investment options:

                  Putnam VT Growth and Income Fund - Class IB Shares
                  Putnam VT International New Opportunities Fund - Class IB
                  Shares
                  Putnam VT International Growth Fund - Class IB Shares

         American Express Pinnacle Variable Annuitysm offers the following Authorized Funds as investment options:

                  Putnam VT Growth and Income Fund - Class IB Shares Putnam VT International Growth Fund - Class IB Shares Putnam VT U. S. Government Fund - Class IB Shares Putnam VT Vista Fund - Class IB Shares

         Variable Annuity distributed through Wells Fargo offers the following Authorized Funds as investment options:

                  Putnam VT International Growth Fund - Class IB Shares Putnam VT Vista Fund - Class IB Shares

American Enterprise Variable Life Account, established July 15, 1987.

         American  Express  Signature   Variable  Universal  Lifesm  offers  the
         following Authorized Funds as investment options:

                  Putnam VT Growth and Income Fund - Class IB Shares
                  Putnam VT International New Opportunities Fund - Class IB
                  Shares
                  Putnam VT International Growth Fund - Class IB Shares

3. Definitions. Terms not defined in this Amendment 5 will have the meaning as those terms defined in the Agreement.

4. Counterparts. This Amendment 5 may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 5 to be executed in its name and on its behalf by its duly authorized representatives as of the date specified above.


PUTNAM VARIABLE TRUST                                  PUTNAM MUTUAL FUNDS CORP.

By:______________________                              By:_____________________

Name:____________________                              Name:___________________

Title:___________________                              Title:__________________


AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                                       ATTEST:

By:______________________                              By:_____________________

Name:____________________                              Name:___________________

Title:___________________                              Title:__________________